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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between John Katzman ("Katzman") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1.       Job Description: Katzman shall serve as the Chief Executive Officer of
         TPR.

2. Compensation: TPR shall pay Katzman $400,000 per year, increasing annually as per a Board vote. He shall also receive a performance bonus of between 10% and 100% of base salary, the amount of which shall be at the Board's discretion.

3. Right to a vehicle: Company will continue to cover the expenses for a leased vehicle and parking. Vehicle lease cost shall not exceed $600 per month.

4. Right to be connected: Katzman will be provided with a cell phone and personal computer, as well as high-speed (DSL or Cable) connections at both of his homes.

5. Term: This Agreement has an initial two-year term, which will automatically be extended for additional two-year periods on each anniversary of the effective date until (i) Katzman voluntarily terminates employment or (ii) TPR gives contrary written notice to Katzman at least 6 months prior to the anniversary date.

6. Severance Payments and Benefits: If TPR does not renew this Agreement under Section 3.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1, but in lieu of the payments provided under Section 5.3, TPR will pay his annual base salary for an additional eighteen months following termination.

Agreed to this August 7, 2000.


/s/ Mark Chernis                                     /s/ John Katzman
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Mark Chernis                                         John Katzman
President and COO, The Princeton Review